UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2023
HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38823	83-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park,TX	78613
(Address of principal executive offices)	(Zip Code)
(833) 495-4466
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On February 13, 2023, Hyliion Holdings Corp. (the “Company” or “Hyliion”) filed a petition in the Delaware Court of Chancery (the “Court of Chancery”) pursuant to Section 205 of the Delaware General Corporation Law (“DGCL”), seeking validation of an amendment to its certificate of incorporation increasing the authorized common stock of the Company (as further described below) and of the Company’s restated certificate of incorporation (the “New Charter”), which gave effect to that amendment and certain other approved amendments, and also reclassified the Company’s Class A common stock into “common stock”.
On September 28, 2020, Hyliion Holdings Corp, (the “Company” or “Hyliion”), then operating under the name Tortoise Acquisition Corp. (“SPAC”), held a special meeting of the stockholders of the Company (the “Special Meeting”), to approve the proposed business combination with Hyliion Inc. (the “Business Combination”) and certain other matters relating thereto. Among them were several proposals to amend the SPAC’s certificate of incorporation (the “Old Charter”), including an amendment to increase the number of authorized shares of Class A common stock from 200,000,000 shares to 250,000,000 shares (the “Class A Increase Amendment”). At the Special Meeting, all proposals presented, including the Class A Increase Amendment, were approved by a majority of the then-outstanding shares of the Company’s Class A common stock and Class B common stock, voting as a single class. On October 1, 2020, the Business Combination closed and the New Charter became effective.
A recent ruling by the Delaware Court of Chancery has created uncertainty as to whether Section 242(b)(2) of the DGCL would have required the Class A Increase Amendment Proposal to be approved by separate votes of the Class A common stock and Class B common stock.
The Company continues to believe that a separate vote of Class A common stock was not required to approve the Class A Increase Amendment. In light of this recent ruling, however, the Company filed a petition in the Court of Chancery pursuant to Section 205 of the DGCL on February 13, 2023 seeking validation of the Class A Increase Amendment, the validation and declaration of effectiveness of the New Charter (including its filing and effectiveness), and for the avoidance of doubt the validation of the reclassification of shares pursuant thereto], in each case as of October 1, 2020). Section 205 of the DGCL permits the Court of Chancery, in its discretion, to ratify and validate potentially defective corporate acts after considering a variety of factors.
If the Company is not successful in the Section 205 proceeding, the uncertainty with respect to its capitalization resulting from the Delaware Court of Chancery’s ruling referenced above could have a material adverse impact on the Company, including on its ability to issue stock-based compensation to its employees, directors and officers, pursue strategic transactions or complete future equity or debt financing transactions, until the underlying issues are definitively resolved.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this report, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this report.
These forward-looking statements include, but are not limited to, statements regarding the outcome or the timing of the Section 205 proceeding described above, which is subject to uncertainties inherent in such a process and may not be resolved timely, or at all, or regarding the consequences if the Company is unsuccessful in the Section 205 proceeding and the effects of uncertainty on the Company’s business and operations until the matter is resolved.
Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. Additional information concerning factors that may impact Hyliion’s results and operations can be found in its filings with the SEC. Hyliion’s SEC filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

		By:	/s/ Thomas Healy
Date:	February 13, 2023		Thomas Healy
President and Chief Executive Officer